Exhibit 10.1

TECHNOLOGY RESEARCH CORPORATION
2000 LONG TERM INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT

This OPTION AGREEMENT is made this 1st day of September, 2010 between TECHNOLOGY RESEARCH CORPORATION, a Florida corporation, hereinafter referred to as the "Corporation" and Robert D. Woltil, an employee of the Corporation, hereinafter referred to as "Employee."

WHEREAS, the holders of a majority of the shares of the Corporation’s voting common stock (the "Common Stock") represented in person or by proxy have adopted the terms and conditions of the 2000 Long Term Incentive Plan (the "Plan"), at its Annual Meeting of shareholders conducted on August 24, 2000, the terms of which are hereby incorporated by reference;

WHEREAS, the Corporation desires to carry out the purposes of the Plan to afford the Employee an opportunity to purchase shares of its Common Stock and participate in the continued success and growth of the Corporation and to enhance ownership of the Corporation’s common stock by members of its Board of Directors.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.           Grant of Option.  The Corporation hereby irrevocably grants to the Employee a Non-Qualified Stock Option, hereinafter called the "Option", to purchase all or any part of an aggregate of 30,000 shares (such number being subject to adjustment as provided in paragraph 11 hereof) of the Corporation’s Common Stock (the "Shares") on the terms and conditions herein set forth.  The Option granted under this Agreement is intended to qualify as an incentive stock option, as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended.

2.           Purchase Price.  The purchase price of the Shares covered by the Option shall be $3.83 per share.

3.           Term of Option.  The term of the Option shall be for a period of ten (10) years commencing on the date of grant of the Option; provided that any option granted to a key employee owning more than ten percent (10%) of the voting power of all classes of voting stock of the Corporation shall similarly expire five years after the date of grant of such option.

4.           Exercise of Option.  The Option may be exercised in whole or in part from time to time during its specified term in accordance with the following schedule:

•	10,000 shares on September 1, 2010
•	6,666 shares on September 1, 2011
•	6,667 shares on September 1, 2012
•	6,667 shares on September 1, 2013

Exercisability of the Option Shares under this Section 4 is cumulative, and after the Option becomes exercisable under this Agreement with respect to any portion of the Option Shares, it shall continue to be exercisable with respect to that portion of the Option Shares until the Option expires.

The Employee shall be entitled to exercise any portion of the Option in accordance with the provisions of Section 4 hereof, either in whole or in part, by delivering written notice of such exercise to the office of the Secretary of the Corporation or to such other location as may be designated by the Board (as that term is defined in the Plan), specifying therein the number of Shares with respect to which the Option is being exercised, which notice shall be accompanied by payment in full of the purchase price of the Shares being acquired.

Notwithstanding anything in this Section to the contrary, the Option Shares shall become fully vested upon the occurrence of a "change in control," if the change in control occurs prior to the Option Shares becoming fully vested, and the Employee’s date of termination of employment as an employee of the Corporation.  For purposes of this Section, the term "change in control" means (a) the acquisition of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, by any entity, person, or group, of more than 50% of the outstanding capital stock of the Corporation entitled to vote for the election of directors (“Voting Stock”); (b) the effective date of (i) a merger or consolidation of the Corporation with one or more other corporations as the result of which the holders of the outstanding Voting Stock of the Corporation immediately prior to such merger or consolidation (excluding those who are affiliates of any such other corporation) hold less than 50% of the Voting Stock of the surviving or resulting corporation, or (ii) a transfer of substantially all of the property of the Corporation other than to an entity of which the Corporation owns at least 50% of the Voting Stock; or (c) the election to the Board, without the recommendation or approval of the incumbent board of the directors, constituting a majority of the number of directors of the Corporation then in office.

5.           Payment of Exercise Price.  Payment may be made (i) wholly or partly in cash, (ii) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Committee approves a shorter period) and which have a fair market value equal to the exercise price; (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price through a “cashless exercise” arrangement which permits the Participant to simultaneously exercise an option and sell the Shares thereby acquired and enable the broker to use the proceeds from such sale as payment for the exercise price of such option; or (iv) by any combination of the foregoing permissible forms of payment.  No Shares shall be issued until full payment therefore has been made in the manner set forth above or in any combination of the methods set forth above, in each case to the extent approved by the Board.

6.           Termination of Employment.  In the event that termination of employment occurs for any reason (other than by reason of death, permanent and total disability or retirement), the Option shall expire on the date of termination of employment; provided that the Employee shall be entitled to exercise any vested Options at any time within three (3) months after such termination, but in no event more than ten (10) years after the date of grant of the Option.

7.           Death of Employee.  If the employment of the Employee terminates due to death, the Option shall expire on the first anniversary of such termination of employment or the date the Option expires in accordance with its terms, whichever occurs first.  The vested Options may be exercised by the devisee or legatee of the Employee or by the personal representative or executor of his estate with respect to the same number of shares of Common Stock in the same manner, and to the same extent as if the Employee had continued his employment during such period and the Option shall be canceled with respect to all remaining shares of Common Stock otherwise subject to the Option.

8.           Permanent and Total Disability of Employee.  A permanent and totally disabled Employee may exercise any Option within twelve (12) months after leaving the Corporation, or the date that the Option expires in accordance with its terms, whichever occurs first.  For purposes of the Plan and this Option, an individual is deemed to be permanently and totally disabled if he is unable to engage in any substantial, gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

9.           Retirement of Employee.  In the event that termination of employment occurs by reason of retirement and the Employee is of retirement age (i.e. age 65 or greater), the Option shall continue to vest and is exercisable until the three year anniversary of such date of termination or the date the Option expires in accordance with its terms, whichever occurs first.

10.           Transferability of Option.  Unless otherwise approved by the Board of Directors, the Option may be exercised only by the Employee during his lifetime and may not be transferred other than by will or the applicable laws of descent or distribution.  The Option shall not otherwise be transferred, assigned, pledged or hypothecated for any purpose whatsoever and is not subject, in whole or in part, to execution, attachment, or similar process.  Any attempt at assignment, transfer, pledge or hypothecation or other disposition of the Option, other than in accordance with the terms set forth herein, shall be void and of no effect.  Notwithstanding anything in this Section to the contrary, the Employee, with the approval of the Board, may transfer the Option for no consideration to or for the benefit of the Employee’s immediate family (including, without limitation, to a trust for the benefit of the Employee’s immediate family or to a partnership or limited liability company for one or more members of the Employee’s immediate family), subject to such limits as the Board may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer.  The foregoing right to transfer the Option shall apply to the right to consent to amendments to this Agreement and, in the discretion of the Board, shall also apply to the right to transfer ancillary rights associated with the Option.  The term “immediate family” shall mean the Employee’s spouse, parent, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Employee).

11.           Adjustment of Number of Shares.  In the event that a dividend shall be declared upon the Common Stock of the Corporation payable in shares of Common Stock of the Corporation or a stock split, the number of shares of Common Stock then subject to any such option and the number of shares reserved for issuance pursuant to the Plan but not yet covered by an Option shall be adjusted by adding to each share the number of shares which shall be distributed thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or split.  For example, if an Option were granted for 1,000 shares at a $10.00 per share option price (a total price of $10,000), and subsequently there was a two for one stock split, then the holder of such option shall be entitled to purchase 2,000 shares of Common Stock at the price of $5.00 per share or an aggregate purchase price of $10,000.  In the event that the outstanding shares of the Common Stock of the Corporation shall be changed into or exchanged for a different class of shares of stock of the Corporation or of another Corporation, whether through reorganization, recapitalization, merger or acquisition, then there shall be substituted for each share of Common Stock subject to any such option and for each share of Common Stock reserved for issuance pursuant to the Plan, but not yet covered by an Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which such share shall be exchanged.  No adjustment or substitution provided for in this paragraph shall require the Corporation to sell a fractional share.

12.           Stock Certificates.  Upon exercise of the Option and payment of the exercise price, the Corporation shall deliver a certificate or certificates representing such Shares as soon as practicable after the notice shall be received; or (b) fix a date (not less than five (5) nor more than ten (10) business days from the date such notice shall be received by the Corporation) for the payment of the full purchase price of such Shares with the Secretary of the Corporation, against delivery of a certificate or certificates representing such shares.  The certificate or certificates for the Shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Employee and if the Employee shall so request in the notice exercising the Option, shall be registered in the name of the Employee and another person jointly, with right of survivorship) and shall be delivered upon the written order of the person or persons exercising the Option.  In the event the Option shall be exercised pursuant to Section 7 hereof by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.  All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

13.           No Additional Rights.  Neither the Employee nor any other person entitled to exercise the Option under the terms hereof shall be, or have any of the rights or privileges of, a shareholder of the Corporation with respect to any of the Shares of Common Stock issuable upon exercise of the Option, unless and until the purchase price for such Shares shall have been paid in full.

14.           Cancellation or Modification of Agreement.  In the event that the Option shall be exercised in whole, this Agreement shall be surrendered to the Corporation for cancellation.  In the event the Option shall be exercised in part, or a change in the number or designation of the Common Stock shall be made, this Agreement shall be delivered to the Corporation for the purpose of making appropriate notation thereon or otherwise revising in such manner as the Corporation shall determine the partial exercise or change in the number of Shares or designation of the Shares of Common Stock.

14.           Reload Stock Options.  Subject to the terms and conditions within the Plan, the Board may at its discretion grant a reload stock option to the Employee to purchase that number of Shares delivered to the Corporation in partial or full payment of the exercise price of an Option; provided, however, (i) that any reload option is granted with an exercise price that reflects the current fair market value of such Shares; (ii) any reload stock option does not cause the Plan to lose its exemption under Rule 16b-3 of the Exchange Act, as may be amended from time to time; and (iii) any grant of a reload option does not cause the Employee to violate the provisions of Section 16(b) of the Exchange Act.

15.           Notices.  Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Corporation (i) on the date it is personally delivered to the Secretary of the Corporation at its principal executive offices or (ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices, and shall be deemed delivered to an optionee (i) on the date it is personally delivered to him or (ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him at the last address shown for him on the records of the Corporation.

16.           Investment Purpose.  The Option is granted on the express condition that the purchase of Shares upon an exercise hereof shall be made for investment purposes only and not with a view to their resale or further distribution unless such Shares, at the time of their issuance and delivery, are registered under the Securities Act of 1933, as amended, or, alternatively, at some time following such issuance their resale is determined by counsel for the Corporation to be exempt from the registration requirements of the Act and of any other applicable law, regulation or ruling.

17.           Tax Withholding.  The Corporation shall have the right to deduct from any payment or settlement upon the exercise of any stock option, or the delivery of any Shares, any federal, state, local or other taxes of any kind which the Board, in its sole discretion, deems necessary to be withheld to comply with the Internal Revenue Code and/or any other applicable law, rule or regulation.  If the Board, in its sole discretion, permits Shares of the Corporation’s Common Stock to be used to satisfy any such tax withholding, such Shares shall be valued based on the fair market value of such Shares as of the date the tax withholding is required to be made, as determined by the Board.

18.           General.  The Corporation shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Option Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Corporation,  shall be applicable thereto.  The Option shall be exercised in accordance with such administrative regulations as the Board shall from time to time adopt.

19.           Acceptance by Employee.  The exercise of the Option is conditioned upon the acceptance of Employee of the terms hereof as evidenced by his execution of this Option Agreement.

IN WITNESS WHEREOF, the Corporation has caused this Option Agreement to be duly executed by its officers thereunto duly authorized, and the Employee has hereunto set his hand and seal, all on the day and year first above written.

TECHNOLOGY RESEARCH CORPORATION

By:       /s/ Owen Farren
Name:  Owen Farren
Its: President
Chief Executive Officer

EMPLOYEE

/s/ Robert D. Woltil
Robert D. Woltil